Exhibit 10.24

First Amendment

Employment Agreement

THIS AMENDMENT, made and entered into as of the 17th day of January, 2012, by and between Polonia Bancorp, a federally-chartered corporation (the “Company”) and Kenneth J. Maliszewski, an employee of the Company (the “Executive”).

WHEREAS, the Executive and the Company entered into an amended and restated employment agreement, dated as of December 16, 2008 (the “Agreement”); and

WHEREAS, the Executive and the Company desire to amend the Agreement to make certain changes to the Company’s potential severance obligations under the Agreement; and

WHEREAS, Section 21 of the Agreement provides that the parties may amend the Agreement from time to time.

ACCORDINGLY, the Agreement is hereby amended, effective as of January 17, 2012, as follows:

Section 11(f)(ii) of the Agreement is deleted in its entirety and replaced with the following new Section 11(f)(ii):

“Subject to Section 12 of this Agreement, in the event of termination under this Section 11(f), Executive will receive an amount equal to his base salary and the value of employer contributions to benefit plans in which Executive participated upon termination that would have been paid or provided to Executive for a period of one year from the date of his termination of employment, paid in one lump sum within ten (10) calendar days of his termination. Executive will also continue to participate in any benefit plans of the Company that provide medical, dental and life insurance coverage for a period of one year from the date of his termination of employment, under terms and conditions no less favorable than the most favorable terms and conditions provided to senior executives of the Company during the same period. If the Company cannot provide such coverage because Executive is no longer an employee, the Company will provide Executive with comparable coverage on an individual policy basis or the cash equivalent.”

[signature page follows]

IN WITNESS WHEREOF, the parties hereto each acknowledge that each has carefully read this amendment to the Agreement and executed the original on the date indicated.

POLONIA BANCORP

/s/ Elaine L. Milione	/s/ Paul D. Rutkowski
Witness	For the Company

January 17, 2012
Date

EXECUTIVE

/s/ Lynn Lucia	/s/ Kenneth J. Maliszewski
Witness	Kenneth J. Maliszewski

January 17, 2012
Date